Exhibit 99.1

Piper Jaffray Companies, 800 Nicollet Mall, Minneapolis, MN 55402-7020

CONTACT
Jennifer A. Olson-Goude
Investor and Media Relations
Tel: 612 303-6277
FOR  IMMEDIATE  RELEASE
Piper Jaffray Companies Completes Purchase
of Advisory Research, Inc.
MINNEAPOLIS — Mar. 1, 2010 — Piper Jaffray Companies (NYSE: PJC) today announced that it has completed its purchase of Advisory Research, Inc., an asset management firm mainly focused in equity strategies.
“Advisory Research will significantly expand our asset management business and provide sufficient scale for future organic growth,” said Andrew Duff, Piper Jaffray chairman and CEO. “Going forward, we expect our asset management business to contribute approximately 25 percent of our ongoing earnings, providing a stable complement to our more cyclical global capital markets business.”
As consideration for the transaction, the company paid $180.1 million in cash and $39.7 million, or 893,105 shares, of restricted stock. Employee owners received approximately 40 percent of their consideration in restricted stock.
The Piper Jaffray asset management business now has $12.4 billion of assets under management with 94 employees, including 42 investment professionals. Locations will remain in Chicago and St. Louis.
About Piper Jaffray
Piper Jaffray Companies (NYSE: PJC) is a leading, international investment bank and institutional securities firm, serving the needs of corporations, private equity groups, public entities, nonprofit clients and institutional investors. Founded in 1895, Piper Jaffray provides a broad set of products and services, including equity and debt capital markets products; public finance services; financial advisory services; equity and fixed-income institutional brokerage; equity research; fixed income analytics; and asset management services. Piper Jaffray headquarters are located in Minneapolis, Minnesota, with offices across the U.S. and in London and Hong Kong. Piper Jaffray & Co. is the firm’s principal operating subsidiary. (www.piperjaffray.com)
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are subject to significant risks and uncertainties that are difficult to predict. These forward-looking statements cover, among other things, statements made about the expected benefits of this acquisition (including expectations regarding asset management earnings and mitigation of volatility in our business). These statements involve inherent risks and uncertainties, both known and unknown, and important factors could cause actual results to differ materially from those anticipated or discussed in the forward-looking statements, including (1) the expected benefits of the transaction, including the expected increase in earnings derived from our asset management business and the mitigation of volatility in our overall business, may take longer than anticipated to achieve and may not be achieved in their entirety or at all; (2) revenues from the asset management business may vary based on investment performance and market and economic factors; (3) developments in market and economic conditions have in the past adversely affected, and may in the future adversely affect, the business and profitability of Piper Jaffray; (4) Piper Jaffray may not be able to compete successfully with other companies in the financial services industry; and (5) the other factors described under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2009, and updated in our subsequent reports filed with the SEC (available at our Web site at www.piperjaffray.com and at the SEC Web site at www.sec.gov). Forward-looking statements speak only as of the date they are made, and readers are cautioned not to place undue reliance on them. We undertake no obligation to update them in light of new information or future events.
© 2010 Piper Jaffray & Co., 800 Nicollet Mall, Suite 800, Minneapolis, Minnesota 55402-7020
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